EXHIBIT 2.4

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-4205, 33-42006, 33-70932, 33-7093433,
333-61453 and 333-61455) of Haemonetics Corporation of our report dated March 22, 2000, except as to the information in Note 10, for which the date is September 15, 2000, relating to the financial statements of Transfusion Technologies Corporation, which appears in the Current Report on Form 8-K/A of Haemonetics Corporation dated November 22, 2000.


                                       /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 22, 2000

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